Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on this Amendment No. 1 to Form S-3 of Xerox Holdings Corporation of our report dated February 5, 2025, relating to the consolidated financial statements of ITsavvy Acquisition Company, Inc., appearing in the Current Report on Form 8-K filed by Xerox Holdings Corporation on January 21, 2026.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Rockford, Illinois

January 28, 2026